Exhibit 99.1

Press Release



                   TRAFFIX ANNOUNCES MANAGEMENT REORGANIZATION
                        Thursday November 21, 10:37 am ET

      TRAFFIX TO REDEEM 628,032 SHARES FROM DEPARTING OFFICER AND DIRECTOR

PEARL RIVER, N.Y.--(BUSINESS WIRE)--Nov. 21, 2002-- Traffix, Inc. (NASDAQ:TRFX -
NEWS), a leading on-line direct marketing and database management company, announced today the restructuring of the Company's senior management team. Mr. Andrew Stollman, the Chief Operating Officer of Traffix and a member of the Board of Directors, has been appointed President of Traffix, and Mr. Richard Wentworth, the Vice President of Data Operations of Traffix has been appointed Chief Operating Officer. Mr. Aroesty, the current President of Traffix and a member of its Board of Directors, resigned today from those positions. Mr. Aroesty's resignation was tendered in conjunction with his agreement to sell to the Company 628,032 shares (including exercised options) of its common stock at a price of $2.52 per share. As a result of this repurchase, Traffix has 12,785,648 shares of its common stock outstanding.

Mr. Stollman has been with the Company since 1993, and has held various positions within the Company including Executive Vice President, Secretary and Director. During his tenure with the Company, he has been responsible for creating the operational infrastructure of the Company, overseeing the effectiveness of the Company's various media properties, and for the development and marketing of a variety of proprietary products and services through both traditional media and on the Internet. In his new role, Mr. Stollman will be responsible for the implementation of all marketing programs related to Traffix's media properties, and will spearhead the Company's initiatives to roll-out its new proprietary products and services, including the Company's on-line video dating service (iMatchup.com) and its ISP service (TXNET). Mr. Stollman is also one of the Company's significant shareholders.

Mr. Wentworth, the new Chief Operating Officer, has been affiliated with the Company in various capacities since 1998, and has served as Vice President of Data Operations since early 2000. Mr. Wentworth has been responsible for the design, development, implementation, maintenance and operation of all of the Company's current database systems. From 1994 to 1999, Mr. Wentworth was the President and Chief Operating Officer of TIAC, one of New England's first and largest regional Internet Service Providers.

Mr. Aroesty, who had been with the Company for over eight years, resigned from his position as President in order to pursue new opportunities. In conjunction with the Company's redemption of Mr. Aroesty's 628,032 shares of common stock, Mr. Aroesty agreed to refrain from selling any of his remaining shares of Traffix (74,000 shares) for at least 6 months, and agreed to certain restrictive covenants with respect to competing with the Company for a period of one year.

Mr. Aroesty was also serving as a member of the Company's Board of Directors. He has relinquished his seat on the Board, reducing the number of board members from seven to six. The Company indicated that at this time, it does not intend to replace the seat vacated by Mr. Aroesty. Therefore, Mr. Stollman and Mr. Jeffrey Schwartz, the CEO, will be the only members of management serving on the Board.

"We are extremely pleased to have Andrew take on the role of President following the outstanding job he has done as Chief Operating Officer," said Mr. Schwartz. "Andrew has demonstrated incredibly strong management skills especially during our transition to the Internet. He was the force that put our whole current operational infrastructure together. He has a very strong background in traditional direct marketing from his early years with Traffix, and in his prior business career. He has the respect and confidence of the entire Traffix team. His knowledge of our complex operating environment, the industry, and our marketing programs, combined with his leadership and vision, will be a huge asset in the next stage of the growth of the Company," he added.

Commenting on Mr. Wentworth's promotion, Mr. Schwartz stated, "We are very fortunate to have Richard as


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our new Chief Operating Officer. He has an extensive business history. He was also one of the early pioneers in developing and operating internet services, e-commerce activities, websites, web-hosting programs, and relational databases." Mr. Schwartz added, "Our business is primarily a data business and Richard put together our whole current data infrastructure. These factors combined with his maturity and experience undoubtedly make him the best person to step into the role of Traffix's new Chief Operating Officer."

As part of new management structure at Traffix, the Company also announced the promotion of Mr. Joshua B. Gillon from Executive Vice President of Corporate Affairs and General Counsel to the Executive Vice President of Traffix. He will remain the General Counsel. His duties will be expanded to include acquiring and negotiating key business accounts with the business development team. In addition, Mr. Gary Salmirs has been promoted from Senior Vice President - Marketing and Sales, to Executive Vice President - Marketing and Sales. Mr. Salmirs has been with the Company for almost 10 years, and has been primarily responsible for the growth in recent years in the Company's on-line client marketing programs. As part of the reorganization, the Company also promoted Mr. Jared Brody from Vice President of Email Operations to Senior Vice President of Marketing Operations. The Company noted that Mr. Brody has been with the Company for four years and has played a crucial role in the development and success of the Company's e-mail marketing business, which comprised a significant portion of Traffix's revenue in 2002. In his expanded role, Mr. Brody will be responsible for reporting and analysis for all Traffix media properties, clients and services.

Commenting on the executive changes, Jeffrey Schwartz stated, "This reorganization enables us to benefit from the leadership, experience and skill-set of proven individuals. Eric Aroesty was an important contributor to Traffix, helping us to develop and create a leading direct marketing model for the Internet. He has been with us for many years, and I am going to miss him both personally and professionally. However, now that we have established Traffix as a dominant player in the industry, the time is right to draw upon the skills and talents of other key figures. I believe this new management structure provides the balance we need at this stage in the business."

About Traffix, Inc:

Traffix, Inc. is a database marketing and management company for a proprietary and affiliate database of millions of permission based, on-line consumers. Traffix acquires customers and provides customized consumer data for its corporate marketing partners from its database and websites. Traffix owns GroupLotto.com (www.grouplotto.com), a leading on-line, free lottery that offers its millions of monthly players an opportunity to win up to $10 million in daily drawings. For more information about Traffix, Inc. visit the website @ www.traffixinc.com.

This release contains certain forward-looking statements and information relating to Traffix that are based on the beliefs of Traffix's management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to certain assumptions, including those described in this Release. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements prior to announcement of its year-end fiscal 2001 results.

You may register to receive Traffix's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at WWW.KCSA.COM.


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CONTACT:
     Traffix, Inc.
     Joshua B. Gillon, 845/620-1212 ext.205
     joshg@traffixinc.com
     or
     KCSA
     Todd Fromer/ Erika Levy, 212/682-6300 ext. 215/208
     tfromer@kcsa.com/ elevy@kcsa.com
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     http://www.kcsa.com
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